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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)

Beazer Homes USA, Inc.
(Issuer with respect to the Securities)

Delaware	58-2086934
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Abernathy Road, Suite 1200 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

6 1/2% Senior Notes Due 2013
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

    a)
    Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Washington, D.C.

    b)
    Whether it is authorized to exercise corporate trust powers.

        Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee.*

    2.
    A copy of the certificate of authority of the Trustee to commence business.*

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

    4.
    A copy of the existing bylaws of the Trustee.*

    5.
    A copy of each Indenture referred to in Item 4. Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.
    Report of Condition of the Trustee as of September 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Registration Number 333-67188.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 7th day of January, 2004.

U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President
By:	/s/ BENJAMIN J. KRUEGER Benjamin J. Krueger Trust Officer

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 7, 2004

U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President
By:	/s/ BENJAMIN J. KRUEGER Benjamin J. Krueger Trust Officer

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2003
($000's)

9/30/2003
Assets
Cash and Due From Depository Institutions	$9,363,408
Federal Reserve Stock	0
Securities	34,719,100
Federal Funds	2,322,794
Loans & Lease Financing Receivables	118,943,010
Fixed Assets	1,915,381
Intangible Assets	9,648,952
Other Assets	9,551,844

Total Assets	$186,464,489
Liabilities
Deposits	$122,910,311
Fed Funds	6,285,092
Treasury Demand Notes	3,226,368
Trading Liabilities	246,528
Other Borrowed Money	21,879,472
Acceptances	145,666
Subordinated Notes and Debentures	6,148,678
Other Liabilities	5,383,119

Total Liabilities	$166,225,234
Equity
Minority Interest in Subsidiaries	$1,003,166
Common and Preferred Stock	18,200
Surplus	11,676,398
Undivided Profits	7,541,491

Total Equity Capital	$20,239,255
Total Liabilities and Equity Capital	$186,464,489

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ RICHARD PROKOSCH Vice President
Date:	January 7, 2004

QuickLinks

  Exhibit 25.1
FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
NOTE
SIGNATURE
CONSENT
U.S. Bank National Association Statement of Financial Condition As of 9/30/2003 ($000's)